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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 333-01023, 33-50416 and 333-52569) of our report dated November 13, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Oakwood Homes Corporation, which appears in Oakwood Homes Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.


/s/  Pricewaterhouse Coopers LLP

Greensboro, North Carolina
February 1, 2002